Registration No. 333-276199

As filed with the Securities and Exchange Commission on July 15, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VWF Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	88-1256373
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio 45891
(Address of Principal Executive Offices)

VWF Bancorp, Inc. 2023 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
Robert Slusser	Thomas P. Hutton, Esq.
President and Chief Executive Officer	Victor L. Cangelosi, Esq.
VWF Bancorp, Inc.	Luse Gorman, PC
976 South Shannon Street	5335 Wisconsin Ave., N.W., Suite 780
Van Wert, Ohio 45891	Washington, DC 20015-2035
(419) 238-9662	(202) 274-2000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_____________________

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

The class of securities of VWF Bancorp, Inc. (the “Company”) to which this Post-Effective Amendment No 1 to Registration Statement on Form S-8 relates is the Company’s common stock, $0.01 par value per share (the “Common Stock”).  The issued and outstanding shares of Common Stock are held by less than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister all of the shares of Common Stock, and related stock options therefor, registered under the Registration Statement on Form S-8 (File No. 333-276199) that remain unissued under the VWF Bancorp, Inc. 2023 Equity Incentive Plan.

SIGNATURES
The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Wert, State of Ohio, on July 15, 2025.
VWF BANCORP, INC.

By:	/s/ Robert Slusser
Robert Slusser
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title(s)	Date

/s/ Robert Slusser	President and Chief Executive Officer	July 15, 2025
Robert Slusser	(Principal Executive Officer)

/s/ Richard W. Brackin	Executive Vice President and Chief Financial Officer	July 15, 2025
Richard W. Brackin	(Principal Financial and Accounting Officer)

/s/ Michael D. Cahill	Director	July 15, 2025
Michael D. Cahill

/s/ Gary L. Clay	Director (Chairman of the Board)	July 15, 2025
Gary L. Clay

/s/ Jon Bagley	Director	July 15, 2025
Jon Bagley

/s/ Charles F. Koch	Director	July 15, 2025
Charles F. Koch

/s/ Michael Keysor	Director	July 15, 2025
Michael Keysor

/s/ Peter Quinlan	Director	July 15, 2025
Peter Quinlan

/s/ Thomas Turnwald	Director	July 15, 2025
Thomas Turnwald